Exhibit 16.1

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:

OSL Holdings, Inc.

File No. 333-108690

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of OSL Holdings, Inc. 8K dated June 11, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ WEINBERG & COMPANY

WEINBERG & COMPANY, P.A.

6100 Glades Road • Suite 314 Boca Raton, Florida 33434 Telephone: 561.487.5765 Facsimile: 561.487.5766	1925 Century Park East • Suite 1120 Los Angeles, California 90067 Telephone: 310.601.2200 Facsimile: 310.601.2201 www.cpaweinberg.com	Room 2707, 27/F Shui On Centre. • 6-8 Harbour Road Wanchai, Hong Kong, P.R.C. Telephone: 852·2780·7231 Facsimile: 852.2780·8717